Exhibit 99.1

August 27, 2009

For Immediate Release

Sport Supply Group Reports Record Q409 EPS of $0.18 Per Share;
Record FY09 EPS of $0.86 Per share

•	Company Reports FY09 Net Sales of $250.2 Million – Essentially Even with Prior Year Results

•	FY09 Net Income Up 22% from Year-Ago Levels

•	Top Line Sales Growth Expected to Return in FY10

The Company will host a conference call at 3:30PM CT / 4:30 ET today to discuss these results and future plans. The call may be accessed by dialing 866 202 1971 and using pass code 68622102. A replay of the call will be available for seven days by dialing 888 286 8010 and using pass code 90043872.
Sport Supply Group, Inc (NASDAQ – RBI) today announced results for the Quarter and Fiscal Year ending June 30, 2009. Metrics for the Quarter and Year Ending are noted below:

For the Fourth Fiscal Quarter Ending June 30, 2009:

•	Net Sales $59.7 Million vs. Q408 of $61.1 Million
•	Gross Margin Percentage of 35.9% vs. Q408 of 36.2%
•	SG&A Down 5.0% to $17.2 Million vs. Q408 of $18.1 Million
•	Operating Profit Up 7.5% to $4.3 Million vs. Q408 of $4.0 Million
•	Operating Margins Up 70 bps to 7.2% vs. Q408 of 6.5%
•	Net Income Up 27.7% to $2.3 Million vs. Q408 of $1.8 Million
•	Diluted EPS Up 20% to $0.18 Per Share vs. Q408 of $0.15 Per Share
•	EBITDA of $5.0 Million vs. Q408 of $5.0 Million
•	Adjusted EBITDA of $5.3 Million vs. Q408 of $5.2 Million

For the Fiscal Year Ending June 30, 2009:

•	Net Sales of $250.2 Million vs. FY08 of $251.4 Million
•	Gross Margin Percentage of 35.8% vs. FY08 of 36.2%
•	SG&A Down 3.7% to $68.7 Million vs. FY08 of $71.3 Million
•	Operating Profit Up 6% to $20.9 Million vs. FY08 of $19.7 Million
•	Operating Margins Up 50 bps to 8.3% vs. FY08 of 7.8%
•	Net Income Up 22% to $11.9 Million vs. FY08 of $9.7 Million

•	Diluted EPS Up 13% to $0.86 Per Share vs. FY08 of $0.76 Per Share
•	EBITDA of $23.8 Million vs. FY08 of $23.6 Million
•	Adjusted EBITDA of $24.9 Million vs. FY08 of $24.0 Million

Commenting on the results, Adam Blumenfeld, Chairman and CEO stated: “We are proud to have delivered significant growth in operating margins, net income and earnings per share for the fourth quarter and the fiscal year, despite the current severe economic recession.  We were able to maintain sales and hold gross margins within a reasonable range while reducing SG&A expenses by $2.6 Million.  Further, during fiscal 2009, we took actions that we believe have well-positioned the Company to take advantage of the difficult economy and enhance future growth opportunities, including reducing our outstanding convertible debt by $21 Million and entering a new credit facility with Bank of America. In a year where most industry participants experienced shrinking demand and profitability, Sport Supply’s non retail / non-consumer based institutional model proved resilient and produced the most profitable year in corporate history.”

Commenting on recent developments, Mr. Blumenfeld stated: “In the last sixty days the Company has closed 3 transactions. Webster’s Team Sports (Florida), Gus Doerner Team Sports (Indiana), and Har-bell Athletics (Missouri) each add strategically valuable new sales outlets for the Company. Despite the relatively high degree of activity in the last two months, we continue to review a number of interesting joint venture, business development, internal growth and external expansion opportunities. Over the last two years we have worked hard to create a scalable and technologically advanced direct sales platform – built for the rapid integration and monetization of new relationships and properties within this highly fragmented industry. We intend to leverage this scalability and further strengthen our position in the team sports space.

For the fiscal year ahead, we see mid single digit top line growth returning in FY10 and have recently guided to annual EPS of $0.89 - $0.97 per diluted outstanding share.”

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net sales	$59,714	$61,110	$250,227	$251,394
Cost of sales	38,264	39,014	160,551	160,315

Gross profit	21,450	22,096	89,676	91,079

Selling, general and administrative expenses	17,178	18,051	68,703	71,379
Operating profit	4,272	4,045	20,973	19,700

Other income (expense):
Interest income	14	88	132	290
Interest expense	(523)	(951)	(3,324)	(4,105)
Gain on early retirement of Notes	--	--	1,443	--
Other income	18	47	36	124
Total other expense	(491)	(816)	(1,713)	(3,691)

Income before income taxes	3,781	3,229	19,260	16,009

Income tax provision	1,487	1,420	7,344	6,276

Net income	$2,294	$1,809	$11,916	$9,733

Weighted average number of shares outstanding:
Basic	12,386,830	12,361,816	12,383,129	12,122,765
Diluted	14,393,916	15,891,144	14,830,714	15,656,672

Net income per common share – basic	$0.19	$0.15	$0.96	$0.80
Net income per common share – diluted	$0.18	$0.15	$0.86	$0.76
Dividends declared per common share	$0.025	$0.025	$0.10	$0.10

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In thousands)

	June 30, 2009	June 30, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,743	$20,531
Accounts receivable, net	32,276	34,060
Inventories	33,872	36,318
Current portion of deferred income taxes	4,040	3,866
Prepaid income taxes	1,828	--
Prepaid expenses and other current assets	1,821	1,203
TOTAL CURRENT ASSETS	84,580	95,978
PROPERTY AND EQUIPMENT, net	8,504	9,715
DEFERRED DEBT ISSUANCE COSTS, net	291	1,389
INTANGIBLE ASSETS, net	6,226	6,972
GOODWILL	53,426	53,543
OTHER ASSETS, net	76	98
TOTAL ASSETS	$153,103	$167,695
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$20,132	$21,183
Accrued liabilities	7,462	11,842
Dividends payable	311	309
Accrued interest	140	240
Current portion of long-term debt	28,892	108
Income taxes payable	--	677
TOTAL CURRENT LIABILITIES	56,937	34,359
DEFERRED INCOME TAX LIABILITY	4,331	4,014
NOTES PAYABLE AND OTHER LONG-TERM DEBT	--	50,036
TOTAL LIABILITIES	61,268	88,409
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	--	--
Common stock	125	125
Additional paid-in capital	66,526	64,648
Retained earnings	25,987	15,316
Treasury stock at cost	(803)	(803)
TOTAL STOCKHOLDERS’ EQUITY	91,835	79,286

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$153,103	$167,695

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
 (In thousands)

	Twelve Months Ended
	June 30,
	2009	2008
Net income	$11,916	$9,733
Adjustments to reconcile net income to cash provided by operating activities:
Provision for uncollectible accounts receivable	851	1,028
Depreciation and amortization	2,799	3,738
Amortization of deferred debt issuance costs	1,244	943
Loss on disposition of property and equipment	11	--
Deferred income tax expense	605	4,362
Stock-based compensation expense	1,156	494
Gain on early retirement of long term debt	(1,443)	--
Changes in operating assets and liabilities:
Accounts receivable	1,042	(3,934)
Inventories	2,512	(4,077)
Income taxes payable / prepaid income taxes	(2,505)	3,885
Prepaid expenses and other current assets	(618)	177
Other assets, net	22	46
Accounts payable	(1,051)	5,016
Accrued liabilities and accrued interest	(4,691)	1,473
Net cash provided by operating activities:	11,850	22,884

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(853)	(1,732)
Cash used in business acquisitions	(309)	--
Net cash used in investing activities:	1,162)	(1,732)

CASH FLOWS FROM FINANCING ACTIVITIES:
Early retirement of long term debt	(19,701)	--
Deferred debt issuance cost	(146)	(23)
Proceeds from bank line of credit	37,123	1,015
Payments on notes payable and line of credit	(37,231)	(25,865)
Cash paid for treasury shares	--	(146)
Payment of dividends	(1,243)	(1,180)
Tax benefit related to the exercise of stock options	493	379
Proceeds from issuance of common stock	229	19,520
Net cash used in financing activities:	(20,476)	(6,300)

Net change in cash and cash equivalents	(9,788)	14,861
Cash and cash equivalents, beginning of period	20,531	5,670
Cash and cash equivalents, end of period	$10,743	$20,531

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,373	$3,181
Cash paid (refunded) for income taxes	$8,983	$(1,752)

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND
ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008

Net Income	$2,294	$1,809	$11,916	$9,733
Provision for income taxes	1,487	1,420	7,344	6,276
Interest expense, net of interest income	509	863	1,749	3,811
Depreciation and amortization	679	940	2,799	3,738
EBITDA (a)	4,969	5,032	23,808	23,558
Other expenses:
Stock-based compensation expense	303	139	1,156	492
Adjusted EBITDA (a)	$5,272	$5,171	$24,964	$24,050

(a)  EBITDA and Adjusted EBITDA are non-GAAP financial measures.  EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation and amortization.  Adjusted EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation, amortization, and stock-based compensation expense included in the caption above labeled "Other expenses" which do not directly relate to ongoing operations.  SSG management relies on EBITDA and Adjusted EBITDA as the primary measures to review and assess operating performance.  SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management.  Management and investors also review EBITDA and Adjusted EBITDA to evaluate SSG's overall performance and to compare SSG's current operating results with corresponding periods and with other companies.   You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America.  Because EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States of America and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

About Sport Supply Group

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, more than 200 direct sales professionals, 60 Platinum Team Dealer Partners and a family of company-controlled websites.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company's anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. These forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, the availability and cost of financing, and certain other additional factors described in the Company's filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and under the heading “Risk Factors” and/or “Statement Regarding Forward-Looking Disclosure” in the Company’s quarterly reports on Form 10-Q. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:
Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-0879